Exhibit 10.29

ALH Holding Inc.

Stock Purchase and Rollover Investment Plan

SECTION 1.

PURPOSE

The purpose of this Plan (as such term and any other capitalized terms used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by encouraging and providing for the acquisition of an ownership interest in the Company by Employees.

SECTION 2.

DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below:

Board: the Board of Directors of the Company.

Closing Date: as defined in the UPA.

Committee: the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.

Common Stock: the Common Stock of the Company, par value $.01 per share.

Company: ALH Holding Inc., a Delaware corporation, and any successor thereto.

Employee: any officer or other key employee of the Company or any Subsidiary.

Fair Market Value: the fair market value of a share of Common Stock as of the Closing Date, which shall be equal to the per share price paid by OTTP for shares of Common Stock as of the Closing Date.

Management Subscription Agreement: the Management Subscription Agreement, dated as of the Closing Date, among the Company and certain stockholders of the Company, as the same may be amended from time to time.

OTPP: Ontario Teachers’ Pension Plan Board, an entity without share capital organized under the laws of Ontario, Canada.

Participant: any Employee (or a person or entity related to such Employee) designated by the Committee to participate in the Plan.

Plan: this ALH Holding Inc. Stock Purchase and Rollover Investment Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.

Registration Rights Agreement: the Registration Rights Agreement, dated as of the Closing Date, among the Company, OTPP and certain other stockholders of the Company, as the same may be amended from time to time.

Rollover Amount: as defined in the UPA.

Rollover Sellers: as defined in the UPA.

Rollover Shares: as defined in the UPA.

Stockholders Agreement: the Stockholders Agreement, dated as of the Closing Date, among the Company, OTPP and certain other stockholders of the Company, as the same may be amended from time to time.

Subsidiary: any corporation or other entity a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

UPA: the Unit Purchase Agreement, dated as of December 7, 2004, by and among Alliance Laundry Holdings LLC, its Securityholders and the Company.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees (or persons or entities related to such Employees) designated by the Committee. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan of the Company or any Subsidiary.

SECTION 4.

ADMINISTRATION

4.1. Administration. The Committee shall be responsible for the administration of the Plan. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

SECTION 5.

STOCK SUBJECT TO PLAN

5.1. Number. The number of shares of Common Stock available for purchase (either for cash or through rollover investment) under the Plan may not exceed 95,855 shares of Common Stock. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose.

SECTION 6.

STOCK PURCHASES AND ROLLOVER INVESTMENTS

6.1. Rollover Investments. Participants who are Rollover Sellers shall have the opportunity to acquire Rollover Shares of Common Stock as of the Closing Date in respect of their Rollover Amounts as determined by the Committee.

6.2. Other Stock Purchases. To the extent determined by the Committee, Participants shall also have the opportunity to purchase shares of Common Stock other than Rollover Shares as of the Closing Date at a purchase price equal to the Fair Market Value of such shares.

6.3. Payment / Other Agreements. The Committee shall establish procedures governing the acquisition of Rollover Shares and the purchase of other shares of Common Stock pursuant to the Plan. Unless otherwise determined by the Committee, Participants acquiring shares of Common Stock as of the Closing Date pursuant to the terms of the Plan shall be required to enter into the following agreements governing the acquisition of such shares: (i) a Management Subscription Agreement, (ii) the Stockholders Agreement and (iii) the Registration Rights Agreement.

SECTION 7.

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

7.1. In General. The Committee may at its discretion at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part.

SECTION 8.

MISCELLANEOUS PROVISIONS

8.1. No Guarantee of Employment or Participation; No Additional Compensation for Loss of Rights Under Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future awards or entitlements from the Company or any Subsidiary.

8.2. Indemnification. Each person who is or shall have been a member of the Board or the Committee (an “Indemnified Person”) shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit or proceeding to which such Indemnified Person may be made a party or in which such Indemnified Person may be involved by reason of any action taken or failure to act under the Plan or any option agreement and against and from any and all amounts paid by such Indemnified Person in settlement thereof, with the Company’s approval, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person; provided that, such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful; provided further that, such Indemnified Person shall give the Company an opportunity, at its own expense, to handle and defend the same before such Indemnified Person undertakes to handle and defend it on such Indemnified Person’s own behalf. Expenses, including attorneys’ fees, incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Indemnified Person may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law or otherwise.

8.3. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property.

8.4. Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

8.5. Securities Law Compliance. Instruments evidencing the acquisition of Common Stock under the Plan may contain such provisions, not inconsistent with the Plan, as the Committee deems advisable to ensure compliance with all applicable securities laws, including a requirement that a Participant represent to the Company in writing that such Participant is acquiring such shares for such Participant’s own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of such Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and the Stockholders Agreement and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.

8.6. Freedom of Action. Nothing in the Plan or any agreement entered into pursuant to this Plan shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

8.7. No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company or any Subsidiary and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons.

8.8. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

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